UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

INMED PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc.
Suite 1445 - 885 W. Georgia Street
Vancouver, B.C.
Canada	V6C 3E8
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2025, InMed Pharmaceuticals Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional accredited investor (the “Purchaser”), for the sale and issuance of an aggregate of 1,952,363 of its common shares (or pre-funded warrants in lieu thereof) at a purchase price of $2.561 per share (or pre-funded warrant in lieu thereof). In addition, the Company agreed to issue to the Purchaser short-term preferred investment options to purchase up to an aggregate of 1,952,363 common shares at an exercise price of $2.436 per share. The foregoing transaction is referred to herein as the “Private Placement.”

On June 26, 2025, the parties consummated the Private Placement. The terms of the Private Placement are more particularly described below:

Private Placement

The terms of the Purchase Agreement provided the Purchaser the option of purchasing the pre-funded warrants in lieu of common shares in such manner as to result in the same aggregate purchase price being paid by the Purchaser to the Company.

At the closing of the Private Placement, the Company issued to the Purchaser (i) pre-funded warrants to purchase an aggregate of 1,952,363 common shares and (iii) preferred investment options to purchase up to an aggregate of 1,952,363 common shares. No common shares were issued to the Purchaser in the Private Placement.

The pre-funded warrants have an exercise price of $0.0001 per pre-funded warrant and can be exercised at any time from the date and time of issuance until the pre-funded warrants are exercised in full. The terms of the pre-funded warrants preclude a holder thereof from exercising such holder’s pre-funded warrants, and the Company from giving effect to such exercise, if after giving effect to the issuance of common shares upon such exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 9.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon such exercise.

The preferred investment options issued to the Purchaser in the Private Placement have an exercise price of $2.436 per share, became exercisable immediately upon issuance and will expire eighteen (18) months from the effective date of the Resale Registration Statement (as defined below). The terms of such preferred investment options preclude a holder thereof from exercising such holder’s preferred investment option, and the Company from giving effect to such exercise, if after giving effect to the issuance of common shares upon such exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon such exercise.

A holder may increase or decrease the beneficial ownership thresholds relating to the pre-funded warrants and preferred investment options specified above, except that the beneficial ownership limitation may not exceed 9.99% in any event.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the Purchaser, dated June 24, 2025 (the “Registration Rights Agreement”). The Registration Rights Agreement grants the Purchaser certain registration rights and obligates the Company to file one or more registration statements with the Securities and Exchange Commission (the “SEC”) by certain dates, covering the resale of the common shares issuable upon exercise of the pre-funded warrants and preferred investment options sold in the Private Placement (the “Resale Registration Statement”).

The pre-funded warrants and preferred investment options described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder and, along with the common shares underlying the pre-funded warrants and preferred investment options, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the pre-funded warrants, preferred investment options and the common shares underlying the pre-funded warrants and preferred investment options may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements and in accordance with applicable state securities laws. The securities were offered and sold only to accredited investors.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the pre-funded warrants and the preferred investment options issued in the Private Placement are not complete and are qualified in their entirety by the full text of such documents, copies of which are filed as exhibits to this report and incorporated herein by reference.

Proceeds

The aggregate gross proceeds to the Company from the Private Placement were approximately $5 million, before deducting placement agent fees and other offering expenses. H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the Private Placement.

Existing Investment Option Amendment

Concurrently with the Company’s entry into the Purchase Agreement, the Company and the Purchaser entered into an Amendment Letter, dated June 24, 2025 (the “Existing Investment Option Amendment”), to amend 199,115 preferred investment options issued to the Purchaser on October 24, 2023 (the “Existing Investment Options”) with an exercise price of $16.60, pursuant to which the Existing Investment Options were amended to be exercisable for 199,115 common shares at a reduced exercise price of $2.436 per share in consideration for the Purchaser’s participation in the Private Placement and the payment by the Purchaser to the Company cash consideration of $0.125 per Existing Investment Option.

The foregoing description of the Existing Investment Option Amendment is not complete and is qualified in its entirety by the full text of the Existing Investment Option Amendment, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

Engagement Letter

The Company entered into an engagement letter with Wainwright, dated June 24, 2025 (the “Engagement Letter”), pursuant to which Wainwright agreed to serve as the Company’s exclusive agent, advisor or underwriter in certain offerings, including the Private Placement. The Company has agreed to pay Wainwright a cash fee, or as to an underwritten offering an underwriter discount, equal to 7.5% of the aggregate gross proceeds raised in each offering. Upon any exercise for cash of any privately-placed warrants or options issued to investors in each offering, the Company has agreed to pay Wainwright a cash fee of 7.5% of the aggregate gross exercise price paid in cash with respect such exercise. In addition, pursuant to the Engagement Letter, the Company has also agreed to grant to Wainwright, or its designees, at each closing, warrants (or warrant equivalents) to purchase that number of common shares of the Company equal to 6.5% of the aggregate number of common shares of (or common shares equivalent, if applicable) placed in each offering (and if an offering includes a “greenshoe” or “additional investment” component, such number of common shares underlying such “greenshoe” or “additional investment” component, with the warrants and/or warrant equivalents granted to Wainwright issuable upon the exercise of such component). Upon any exercise for cash of any privately-placed warrants or warrant equivalents issued to investors in each offering, the Company has agreed to issue to Wainwright (or its designees), warrants and/or warrant equivalents to purchase that number of common shares of the Company equal to 6.5% of the aggregate number of such common shares underlying the warrants and/or warrant equivalents that have been so exercised. Warrants and/or warrant equivalents issued to Wainwright will have a term of five years (or such other term the privately-placed warrants or warrant equivalents issued to investors in the applicable offering) and an exercise price equal to 125% of the offering price per share (or unit, if applicable) in the applicable offering and if such offering price is not available, the market price of the Company’s common shares on the date an offering is commenced (such price, the “Offering Price”). If warrants and/or warrant equivalents are issued to investors in an offering, the warrants issued to Wainwright are required to have the same terms as the warrants and/or warrant equivalents issued to the investors in the applicable offering, except that the warrants and/or warrant equivalents issued to Wainwright shall have an exercise price equal to 125% of the Offering Price.

The Company also agreed to pay Wainwright a management fee equal to 1.0% of the gross proceeds raised in each offering, $20,000 for non-accountable expenses (to be increased to $50,000 in the case of a public offering), up to $35,000 for fees and expenses of legal counsel and other out-of-pocket expenses (to be increased to $90,000 in the case of a public offering), plus certain additional amounts in special circumstances. The Engagement Letter has indemnity and other customary provisions.

In accordance with the Engagement Letter, in connection with the Offerings, the Company issued to Wainwright, preferred investment options to purchase an aggregate of 126,904 common shares of the Company. The preferred investment options issued to Wainwright have an exercise price of $3.2013 per share, became exercisable immediately upon issuance and will expire eighteen (18) months from the effective date of the Resale Registration Statement. A holder of the preferred investment options issued to Wainwright is precluded from exercising such holder’s preferred investment option, and the Company is precluded from giving effect to such exercise, if after giving effect to the issuance of common shares upon such exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon such exercise. A holder may increase or decrease the aforementioned beneficial ownership threshold, except that the beneficial ownership limitation may not exceed 9.99% in any event.

The preferred investment options issued to Wainwright, and the common shares issuable upon exercise thereof, were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

The foregoing description of the preferred investment option issued to Wainwright is not complete and is qualified in their entirety by the full text of such document, the form of which is filed as an exhibit to this report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the pre-funded warrants issued in the Private Placement, the preferred investment options issued in the Private Placement, the preferred investment options issued to Wainwright, and the common shares underlying all of the foregoing, included in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On June 25, 2023, the Company issued a press release announcing the pricing of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

On June 26, 2025, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Preferred Investment Option
4.3	Form of Placement Agent Preferred Investment Option
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Existing Investment Option Amendment
99.1	Press Release dated June 25, 2025
99.2	Press Release dated June 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: June 30, 2025	By:	/s/ Eric A. Adams
Eric A. Adams
President and Chief Executive Officer